                                                                   EXHIBIT 10.27

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of January 8, 1997 (the "Signing Date"), by and among ALR REPORTING, INC., a Delaware corporation (the "Buyer"), CHARLES SHAPIRO ("Charles") and WALTER SHAPIRO ("Walter", and together with CHARLES, the "Sellers").

                             Preliminary Statement
                             ---------------------

     Sellers are the sole shareholders of Doyle Reporting, Inc., a New York corporation ("Doyle"), Herm Conversion and Duplicating Inc., a New York corporation ("HCD"), and Twin Brothers Reporting, Inc., a New York corporation ("TBR", and together with Doyle and HCD, the "Companies"), as follows:


                    Charles              Walter      Total
                    -------              ------      -----
      Doyle            50                   50        100   (the Doyle Shares)
      HCD              50                   50        100   (the HCD Shares)
      TBR             100                  100        200   (the TBR Shares) and
                                                            together with the Doyle
                                                            Shares and the HCD
                                                            Shares the Shares);

      Buyer desires to acquire from Sellers, and Sellers desire to sell to Buyer, the Shares, upon the terms and subject to the conditions hereinafter set forth. Accordingly, in consideration of the premises, the parties agree as follows:

      1. Sale and Purchase of Shares. Upon the terms and subject to the
         ---------------------------
conditions hereinafter set forth, at the Closing referred to in Section 3 hereof, each Seller agrees to sell and deliver to the Buyer, and Buyer agrees to purchase from Sellers, all of the Shares owned by Sellers, free and clear of all security interests, liens, pledges, claims, mortgages, encumbrances, options and rights of first refusal (collectively "Liens") against payment of the purchase price referred to in Section 2 hereof.

      2. Purchase Price. The total purchase price (the "Purchase Price") to be
         --------------
paid by Buyer for the purchase of the Shares shall be an amount equal to the sum of (i) $4,473,471 (the "Base Purchase Price") and (ii) the Additional Amount, as defined in Section 2(b). The portion of the Purchase Price allocable to the Doyle Shares, the HCD Shares and the TBR Shares is 90.4%, 8.8% and .8%, respectively.

      (a) The Buyer shall pay the Base Purchase Price to Sellers as follows:

      (1) $2,023,471 in cash (the "Initial Cash Payment") at the Closing.

      (2) Five monthly installments of $60,000 payable commencing one month after Closing, as defined below and a sixth installment of $150,000 payable on the first anniversary of the Closing (the "Installments, which in the aggregate total $450,000) and secured as provided herein. A failure to make any such payment shall result in the acceleration of all Installments due thereafter.

      (3) Buyer's secured promissory notes in the aggregate principal amount of $2,000,000, in the forms annexed hereto as Exhibits A-1 and A-2 (the "Promissory Notes"). The principal amount of the Promissory Notes, together with interest thereon at the rate of eight (8%) percent per annum, shall be self-amortizing and payable in thirty-four (34) equal consecutive monthly installments of $66,816.02, commencing three months following the date of the Closing (the "Closing Date") and thereafter on the respective monthly anniversaries of the Closing Date until the entire principal amount of the Promissory Notes, and accrued interest thereon, has been paid in full; provided, however, that in the event Buyer fails to pay principal or interest on the Promissory Notes or Installment payments when due, and the Buyer fails to cure the default within ten days after the receipt of a written notice thereof, then the amount due under the promissory note shall become immediately due and payable, with accrued interest thereon recalculated assuming a rate of interest (the "Default Rate") equal to the higher of 12% per annum and 3% per annum over the Prime Rate in effect from time to time as reported in The Wall Street Journal.

      (b) In the event the total gross revenues of the Companies, calculated on an accrual basis, and work-in-process, calculated on an accrual basis for the fiscal year commencing January 1, 1997 and ending December 31, 1997 ("Gross Revenues") (as the same may be adjusted in accordance with the provisions of
Section 7.1(i)(C) hereof), exceeds $4,500,000, the Buyer shall pay the Sellers (50% to Charles and 50% to Walter) an amount in cash (the "$300,000 Additional Amount") equal to $300,000. Furthermore, to the extent Gross Revenues exceeds $4,600,000, the Buyer shall pay the Sellers (50% to Charles and 50% to Walter) an amount equal to $5,000 for each $100,000 of Gross Revenues in excess of $4,600,000 ("Incremental Additional Amount which together with the $300,000 Additional Amount, the "Additional Amount"). The Additional Amount shall be payable to Sellers within 20 days after the computation of Gross Revenues. Such computation shall be completed no later than March 31, 1998. The Sellers shall have the opportunity, at their own cost, to review such calculations, provided,
                                                                      --------
however, that if it is determined that the amount of actual Gross Revenues is 5%
-------
or greater of the amount reported by the Companies, the Buyer shall bear the cost of such review. Anything to the contrary in the foregoing notwithstanding, in the event of a Prohibited Event occurring prior to December 31, 1997, as defined below, Gross Revenues shall be the greater of (X) the actual Gross Revenues for the fiscal year ending December 31, 1997 and (Y) the Gross Revenues for the period commencing January 1, 1997 and ending on the Prohibited Event redetermined on an annualized basis. As used herein, a "Prohibited Event" means
(i) the sale (involving stock or assets), liquidation, dissolution or other transaction (including, without limitation, a merger or corporate reorganization) as a result of which the identity of the Companies as separate entities is no longer maintained or the nature of the business conducted by the Companies prior to the Signing Date terminates or substantially terminates, (ii) the acquisition by Buyer, directly or indirectly, of a Reporting Service (other than the Target Reporting Service) in the Restricted Area or (iii) an initial public offering (A) by the Buyer and/or the Companies, or (B) by an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Buyer or the Companies in the court-reporting services business (in the case of (A) or (B) of this clause (iii), a "Disqualifying IPO"). Anything to the contrary notwithstanding, a Disqualifying IPO by an Affiliate will not constitute a Prohibited Event, provided the Affiliate unconditionally assumes or guarantees the obligations of Buyer hereunder. As used herein, the terms "Reporting Service," "Restricted Area" and "Target Reporting Service" shall have the meanings assigned to them in Section 7.1 hereof. The parties hereto acknowledge that the ability of the Buyer to engage in a prohibited event is limited by the rights granted to the Sellers under the Security Agreement, as defined below.

      (c) The Installments, all payments of principal and interest on the Promissory Notes, the Additional Amount and the payments required under the Employment agreements, as defined below (collectively, the "Obligations") shall be secured by (X) a pledge of the Shares, (Y) the guarantee of Buyer's parent, EquiMed, Inc., of payment of the last $1,000,000 of the Obligations (the "Guarantee") and (Z) a valid and enforceable perfected first security interest on all the assets of the Companies (the assets set forth in (X), (Y) and (Z) above, together with the proceeds therefrom collectively referred to as the "Collateral"), pursuant to a Security Agreement in the form annexed hereto as Exhibit B-1, the Stock Pledge Agreements annexed hereto as Exhibits B-2 and the Guarantee attached hereto as Exhibit B-3 (collectively the "Security Documents"). Buyer and EquiMed, Inc. agree to execute and deliver to Sellers for filing with the appropriate governmental authorities Uniform Commercial Code financing statements so that Sellers may perfect their security interest in the Collateral. In the event Buyer defaults in the payment, when due, of the Obligations, for a period of ten days after written notice thereof, the Sellers shall have the option, in its sole and absolute discretion, to pursue one or more of its remedies under the Security Documents, including but not limited to enforcing its rights with respect to the Guarantee, the Collateral and/or the Shares.

      3. Closing. The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") shall take place at the offices of SNOW BECKER KRAUSS P.C., 605 Third Avenue, 25th floor, New York, New York at 5:00 p.m. on January 8, 1997 (the "Effective Time"). At Closing:

      (a) The Buyer will deliver to a mutually acceptable escrow agent (the "Escrow Agent"), pursuant to the Stock Pledge Agreement referred to above, stock certificates evidencing the number of Shares transferred by Seller to Buyer at Closing duly endorsed in blank or with stock powers attached and in proper form for transfer, and evidence of payment of, or agreement to pay, any stock transfer taxes as may be required. The Escrow Agent shall hold the Shares to secure payment of the Obligations. The Escrow Agent shall deliver the Shares (x) to Buyer upon receipt of joint written instructions from Buyer and Sellers or other evidence acceptable to the Escrow Agent that Buyer has paid the Obligations (provided the notice provisions of Section 14(b) hereof are complied with), or (y) to Seller upon receipt of joint written instructions from Buyer and Sellers or other evidence acceptable to the Escrow Agent that Buyer has defaulted in the payment of the Obligations (provided the notice provisions of
Section 14.2 hereof are complied with). In the event of a bona fide dispute
                                                          ----------
concerning whether payment of the Obligations has occurred, the Escrow Agent shall continue to hold the Shares until the issue has been finally determined, or it may commence an interpleader action in a court of competent jurisdiction, and in connection therewith deposit the Shares. The Escrow Agent shall not be liable for any action(s) taken, or the failure to take action(s), in good faith, except for gross negligence or willful misconduct of the Escrow Agent. Sellers and Buyer acknowledge that the Escrow Agent is merely a stakeholder. Upon delivery of the Shares in accordance with the joint written instruction of the parties or a final determination, the Escrow Agent shall be released from all liability and obligations with respect to the Shares.

      (b) Buyer will deliver to the Sellers:

           (i) certified checks of Buyer or official bank cashier's check payable to Sellers in the amount of the Initial Cash Payment (50% to Charles and 50% to Walter); and

           (ii) Buyer's Promissory Notes (in the aggregate principal amounts of $1,000,000 to Charles and $1,000,000 to Walter.

      (c) Buyer shall elect each of the Sellers as directors of Buyer and the Companies until the Obligations are paid in full and enter into indemnity agreements (the "Indemnity Agreements") with Sellers pursuant to which Buyer agrees to indemnify each of Sellers to the fullest extent permitted by the laws of the jurisdiction in which Buyer is incorporated and any other applicable jurisdictions, from and against any and all damages, expenses and liabilities arising from or in connection with the breach of duty as a director, except for gross negligence or wilful misconduct. Each of the Sellers may resign as a director of Buyer at any time.

      (d) EquiMed, Inc. shall deliver its Guarantee.

      (e) Sellers, Buyer and EquiMed, Inc. shall execute the respective Employment Agreements and the Security Documents to which they are parties.

      4. Representations and Warranties of Sellers. Sellers, jointly and
         -----------------------------------------
severally, represent and warrant to Buyer as follows, except as stated with respect to a specific representation or warranty in a disclosure letter dated the date of this Agreement, delivered by Sellers to Buyer simultaneously with the execution and delivery of this Agreement (the "Disclosure Letter"):

      4.1 Organization. Standing and Corporate Power. Each of the Companies is a
          ------------------------------------------
corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to carry on its business, and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and is qualified to transact business as a foreign corporation in the jurisdictions listed in the Disclosure Letter. No proceedings for the bankruptcy or insolvency of any of the Companies are pending or, to the Sellers' knowledge, are contemplated.

      4.2 Ownership. The authorized capital stock and the number of issued and
          ---------
outstanding shares of each of the Companies is as set forth in the Disclosure Letter, and all such issued and outstanding shares are owned by the Sellers and are validly issued and outstanding, fully paid and nonassessable, and no third person holds any proxy or similar right with respect thereto. Each of the Sellers is the lawful owner, of record and beneficially, of the number of shares of each of the Companies set forth above in the Preliminary Statement and has, and will transfer to the Buyer at the Closing, good and marketable title to such Shares, free and clear of any Liens and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. No stock transfer tax is imposed in connection herewith. There are no outstanding options, warrants or rights to purchase or acquire any shares of the capital stock or other securities of any of the Companies, and there are no agreements or understandings between any Seller and any other person with respect to the voting of any of the Shares or any other matters. None of the Companies has any subsidiaries or owns, directly or indirectly, shares or other securities in any other corporation, or any interest in any partnership, joint venture or other business entity.

      4.3 Authorization and Binding Effect: No Governmental Consents Required.
          -------------------------------------------------------------------
This Agreement constitutes a valid and binding agreement of each of the Sellers, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement nor the consummation by the Sellers of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will (i) conflict with or result in a breach of the Certificate of Incorporation or the By-Laws of any of the Companies, each as in effect as of the date hereof (including amendments, if any, thereto), true and complete copies of which have previously been delivered to Buyer or its representatives, (ii) to the Sellers' knowledge, violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers or their respective assets or properties may be bound (it being understood that with respect to any leases which require the consent of, or an assignment from, the lessor (other than with respect to the lease of the premises where the Company conducts business) in connection with the sale of the Shares contemplated hereby, the representation and warranty of the Sellers contained in this clause (iii) shall not be deemed to be breached as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby). To the Sellers' knowledge, no consent or approval by any governmental authority is required in connection with the execution and delivery by the Sellers of this Agreement or the consummation of the transactions contemplated hereby.

      4.4 Balance Sheet; No Undisclosed Liabilities; Absence of Changes; Signing
          ----------------------------------------------------------------------
Date Asset Schedule; Revenues. (a) Sellers have previously delivered to the
-----------------------------
Buyer unaudited balance sheets of the Companies as at December 31, 1995 (the "Balance Sheets") and profit and loss statements for the year ended December 31, 1995. The amount of the tangible assets and liabilities of the Companies set forth on the Balance Sheets are true and correct. Except as set forth on the Balance Sheets, as of December 31, 1995, the Companies did not have any claims, liabilities or obligations of any material nature, fixed of contingent, matured or unmatured, liquidated or unliquidated, which were not shown or otherwise provided for in the Balance Sheets, it being understood that no representation or warranty is hereby made concerning any tax liability of the Companies for which the Sellers have agreed to indemnify Buyer as provided in Section 10.1 hereof. Except as set forth on the Balance Sheets or in the Disclosure Letter, or for changes reflected in the Signing Date Asset Schedule (as hereinafter defined), subsequent to December 31, 1995, there has been no:

      (i) Material and adverse change in the business, properties, assets or liabilities, operations, condition (financial or otherwise) or prospects of the Companies, nor has any event occurred or been threatened, which may have a material and adverse effect on the Companies;

      (ii) Sale, transfer or other disposition of any assets owned or used by Companies (whether or not capitalized or expensed for tax or financial statement purposes);

      (iii) Claim, obligation or liability incurred by the Companies other than in the ordinary course of business and consistent with past practice;

      (iv) Transaction not in the ordinary course of business;

      (v) Write-off as uncollectible of any notes or accounts receivable of the Companies or any portion thereof, except in the ordinary course of business;

      (vi) Dividend declared, paid or set aside for payment or other distribution on the Companies' capital stock, or any redemption, purchase or other acquisition by the Companies of any capital stock, except as contemplated by the Signing Date Asset Schedule or consistent with past practice;

      (vii) Issuance or sale of any shares of capital stock, or any securities convertible into or exchangeable for capital stock of the Companies;

      (viii) General uniform increase in the compensation (including bonuses and other employee benefits) of employees, any increase in any such compensation payable to any officer, employee, consultant or agent thereof having an annual salary or remuneration in excess of $35,000, or loans made by any of the Companies to any of their respective stockholders, directors, officers or employees;

      (ix) Capital expenditures or commitments in excess of $10,000 in the aggregate for additions to property, plant or equipment of the Companies;

           (x) Change in the accounting methods or practices followed by any of the Companies or any depreciation or amortization policies or rates theretofore adopted;

           (xi) Agreement or commitment, whether or not in writing, to do any of the foregoing.

      (b) The unaudited asset schedule of the Companies dated as of the Signing Date (the "Signing Date Asset Schedule") annexed as Exhibit C hereto, which reflect the assets of the Companies as of the Signing Date, without giving effect to reserves for bad debts but after giving effect to the transactions contemplated hereby, is true and correct in all material respects.

      (c) The Companies' ledger accounts, as adjusted through the Closing, for its taxable year ended December 31, 1995 allocates to one or more of the accounts set forth on Exhibit B hereto, the recurring portion of the accrued expenses of the Companies for such year. A recurring accrued expense means for purposes hereof an item of expense contemplated to be incurred by the Companies on a continuing basis after Closing, other than salaries and benefits payable to Sellers and their Affiliates.

      (d) Total gross revenues of the Companies in the aggregate, calculated on a cash basis, for the fiscal years ended December 31, 1994 and 1995 and the three quarters ending September 30, 1996 were $5,301,587, $4,881,009 and $3,548,773, respectively.

      4.5 Consents Required. Except as set forth in the Disclosure Letter, no
          -----------------
consent of any party to any agreement, contract, instrument, lease, license, note, bond, mortgage, indenture or other obligation to which the Companies or Sellers is a party, or by which the Companies or Sellers, or any of the assets of the Companies or Sellers, is subject, is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.6 Account Receivable. (a) The Signing Date Asset Schedule sets forth the
          ------------------
accounts receivable of the Companies as of the Signing Date, on an aging basis of 30-day intervals, including the name of the account debtor and the amount of the receivable. At the Effective Time, the Companies aggregate accounts receivable prior to deducting the usual and ordinary reserves for bad debts, shall not be less than $1,786,695 (the "Accounts Receivable"). All Accounts Receivable are for services actually provided in the ordinary course of business. The aforementioned Accounts Receivable are collectible in full. To the extent of any breach of this Section 4.6 and any resulting breach of Section 4.4(b) above, the sole remedy of Buyer shall be the reduction of the Purchase Price by an amount ("Maximum Offset") not to exceed $446,674. The determination of whether a breach has occurred under this Section 4.6 and the amount and the manner of applying any such offset shall be made as follows: (X) upon the first anniversary of the Closing, the Buyer may offset against the last Installment an amount equal to 25% of the uncollected Accounts Receivable, but not to exceed 16.75% of the Maximum Offset and (Y) upon the thirty second month from the Closing, the Buyer may offset against the Promissory Notes the remainder of the Maximum Offset not otherwise offset pursuant to (X) above. Notwithstanding the above, 25% of any such Accounts Receivable collected by Buyer or an affiliate thereof after application of such shortfall against the last Installment and/or 100% of such Accounts Receivable with respect to Promissory Notes, shall be paid to the Sellers within 10 days after payment is received as a reinstatement of a portion of the aforementioned reduction in the Purchase Price.

      (b) The Signing Date Asset Schedule sets forth the clients of the Companies for whom the Companies are providing stenographic-based court reporting services as of the Signing Date, exclusive of any carrying value for the Companies' work-in-process as at such date.

      4.7 Material Contracts. True and complete copies of all contracts,
          ------------------
agreements, instruments and leases to which the Companies are a party or by which the Companies or their respective assets or properties are bound and which are material to the Companies' business, each as in effect as of the date hereof (including all amendments thereto, if any), have previously been furnished to Buyer or its representatives and are identified in the Disclosure Letter (the "Material Contracts"). Each of the Material Contracts is in full force and effect and is, to Sellers' knowledge, the legal, valid and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. None of the Companies has given or received notice of, and Sellers do not know that there exists, any default or event of default under any of the Material Contracts, or any event or condition which with or without notice or passage of time or both would constitute an event of default under any of the Material Contracts by the Companies or by any other party thereto. Each of the Companies has performed in all material respects all obligations required to be performed by it under the Material Contracts to which it is a party.

      4.8 Title to Assets; Liens. Each of the Companies has good and marketable
          ----------------------
title to all the properties and assets reflected as being owned by it on the Signing Date Asset Schedule, free and clear of all Liens, except liens for current taxes not yet due and payable. To Sellers' knowledge, the machinery and equipment of the Companies is in reasonable working condition and repair, without any material defects, and without need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost, and all of the machinery and equipment of the Companies is adequate for its use.

      4.9 Litigation. There are no actions, suits, claims or legal,
          ----------
administrative or arbitration proceedings or investigations pending, or to Sellers' knowledge threatened, against, involving or affecting the Companies, which if adversely determined could individually or in the aggregate materially and adversely affect the business, operations, condition (financial or otherwise), or prospects of the Companies. To Sellers' knowledge, there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Companies.

      4.10 Taxes. Each of the Companies has filed with appropriate Federal,
           -----
state and local authorities all tax returns required by law, regulation, or otherwise to be filed by it for all taxable periods ending on or prior to the date hereof, for which returns have become due, and will continue to file such tax returns as they become due for tax periods ending on or prior to the Closing Date. Sellers shall be responsible for the preparation of income tax returns required to be filed with respect to taxable years ending on or prior to the Closing Date, and the Companies will reimburse the Sellers for the preparation of such returns. Sellers and the Companies shall mutually prepare income tax returns for the taxable year in which the Closing occurs. Sellers shall have the right to represent the Companies with respect to the audit of any tax returns of the Companies relating to the aforementioned periods. Except as set forth in the Disclosure Letter, none of the tax returns filed by the Company have been audited by the relevant governmental tax authorities. All deficiencies proposed as a result of such audits having been paid, reserved against, settled or as described in the Disclosure Letter, are being contested in good faith by appropriate proceedings. None of the Companies has executed or filed with any taxing authority any agreement which is still in effect extending the period for assessment or collection of any income or other taxes for which it may be directly or indirectly liable, and no claim for assessment or collection of taxes for which it may be directly or indirectly liable has been asserted or threatened against it. Sales taxes have been withheld or collected and remitted, to the extent required, in all jurisdictions in which the Companies are required to pay sales taxes and none of the Companies nor either of the Sellers has received any claim or notice, and Sellers do not have any knowledge that any of the Companies have not withheld or collected and paid all required sales taxes.

      4.11 Compliance with Law. To Seller's knowledge, the Companies are in
           -------------------
substantial compliance in all material respects with all applicable Federal, state and local laws, rules, regulations and orders (collectively, "Laws"), including without limitation, all Laws relating to occupational health and safety standards, employment discrimination and sexual harassment.

      4.12 Labor Relations. Except as set forth in the Disclosure Letter, none
           ---------------
of the Companies have in effect with any employee or other person an employment contract or other arrangement relating to the length or terms and conditions of such employee's or other person's employment, and other commitments imposed by applicable law which is not terminable within thirty (30) days. The Companies have paid in full to their employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, other than amounts that have not yet become payable in accordance with the Companies' customary practices. None of the Companies is liable for any severance pay or other payments on account of termination of any former employee. Furthermore, if after Closing, the Company lawfully terminates any person who was an employee or independent contractor of the Company at Closing, the Company will not be liable to pay any such person commissions not accrued at the date of termination, provided the Company does not otherwise agree after Closing or termination of engagement to pay same. Except as set forth in the Disclosure Letter, (a) each of the Companies is in substantial compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and none of the Companies is or has been engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against any of the Companies pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting any of the Companies, (d) no representation question exists respecting the employees of any of the Companies, (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements relating to employees of any of the Companies is pending and no claim therefor exists, (f) the Company is not a party to any collective bargaining agreement with any union representing its employees or independent contractors, and (g) no collective bargaining agreement relating to employees of any of the Companies is currently being negotiated.

      4.13 Employee Benefit Plans; ERISA. Except as set forth in the Disclosure
           -----------------------------
Letter, none of the Companies has, none of its employees are covered by, and none of the Companies has any obligation with respect to, any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal

(collectively "Plans"). The Disclosure Letter contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of those Plans. The Balance Sheets reflect in the aggregate an accrual of all amounts accrued but unpaid under such Plans as of the date thereof. The Companies have performed and complied with all of their obligations under or with respect to such Plans and such Plans have operated in accordance with their terms. Except as set forth in the Disclosure Letter, there are no accrued but unpaid contributions to any of the Plans. The Plans have operated in accordance with the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the Plans. None of the Plans is a multi-employer plan (as defined in section 3(37) of ERISA) and none of the Companies has any actual or potential liability with respect to any multi-employer plan or a past or present withdrawal therefrom. All of the Plans that are pension plans (as defined in Section 3(2) of ERISA) are qualified under section 401(a) of the Code and conform in all respects with the requirements of the Code and ERISA. The present value or accrued benefits (valued on a termination basis as of the Closing Date under Pension Benefit Guaranty Corporation Regulations) under any of the Plans that is covered by Title IV of ERISA does not exceed the value of the assets of such Plan. Except as set forth in the Disclosure Letter, no filing, application or other matter with respect to any of the Plans is pending with the Internal Revenue Service, Pension Benefit Guaranty Corporation, United States Department of Labor or other governmental agency or body, none of the Plans (other than a profit sharing plan) has been terminated, the Pension Benefit Guaranty Corporation has not taken action to terminate any of the Plans and no trustee has been appointed by any court to administer any of the Plans. None of the Plans has been amended since the date of the Balance Sheets or will be amended prior to the Closing Date.

      4.14 Liabilities. As at the date of Closing, the Companies shall not have
           -----------
any unpaid accrued expenses, whether contingent or non-contingent, other than any accrued taxes for the 1996 and 1997 taxable years, the loans payable to Sellers, amounts owed ZAGAT and the amount referred to in Section 7.7.

      5. Representations and Warranties of Buyer. Buyer represents and warrants
         ---------------------------------------
to Sellers as follows:

      5.1 Organization and Standing. Buyer is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation.

      5.2 Corporate Power. Buyer has full corporate power and authority to enter
          ---------------
into this Agreement and to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

      5.3 Authorization; Binding Effect. The execution and delivery by Buyer of
          -----------------------------
this Agreement, and the consummation by Buyer of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement, including without limitation, the execution and delivery of the Employment Agreements, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and the Employment Agreement when executed and delivered at Closing in accordance with the terms hereof will constitute, a legal, valid and binding obligation or agreement, as the case may be, of Buyer, enforceable against Buyer in accordance with its terms.

      6.  Covenants of Sellers.
          --------------------

      6.1 Third Party Consents. Sellers will use their best efforts to obtain
          --------------------
and deliver to Buyer all written consents of, or assignments from, third parties which are required in connection with the sale of the Shares and the other transactions contemplated by this Agreement.

      6.2 Access. Prior to the Closing, Sellers will allow Buyer and its
          ------
representatives reasonable access to the books, records and properties of the Companies and furnish such information concerning the Companies as Buyer reasonably may request from time to time, subject to Buyer entering into confidentiality agreements acceptable to Sellers.

      6.3 Conduct of Business Until Closing.  Except as set forth in the
          ---------------------------------
Disclosure Letter, Sellers agree that until the Closing Date they will:

      (a) Operate the business of the Companies only in the usual, regular and ordinary course, consistent with reasonable business practice;

      (b) Use their best efforts to preserve the Companies' present relationship with their respective suppliers, customers and others with which they have business dealings;

      (c) Not permit the Companies to modify or change in any material respect or terminate any Material Contract to which they are party;

      (d) Not permit the Companies to incur any indebtedness for money borrowed;

      (e) Not permit the Companies to make any loans or extensions of credit, except to trade purchasers in the ordinary course of business consistent with past practice;

      (f) Continue all policies of insurance in full force and effect up to and including the Closing Date;

      (g) Not permit the Companies to declare or pay any dividend or other distribution on their capital stock, or effect any redemption, purchase or other acquisition of such capital stock, other than as contemplated by the Signing Date Asset Schedule; or

      (h) Not permit the Companies to issue or sell, or enter into any contract for the issuance or sale, of any shares of capital stock, or securities convertible or exchangeable for shares of capital stock.

      (i) No change will be made in the Companies Articles of Incorporation or By-laws, except as may be first approved in writing by Buyer.

      (j) No change will be made affecting personnel, compensation payments, or banking or safe deposit arrangements without the Buyer's written approval.

      (k) No contract of commitment will be entered into by or on behalf of the Companies extending beyond December 31, 1996, except normal commitments for the purchase of materials and supplies which in any single case will not involve payment by the Companies of more than $5,000.00.

      (l) Except as otherwise requested by the Buyer, the Sellers will cause the Companies to preserve the Companies' business organizations intact, to keep available to the Companies the services of its present officers and employees, and to preserve for the Companies the goodwill of its suppliers, customers, and other having business relations with the Companies.

      6.4 Updating of Representations and Warranties. Between the date of this
          ------------------------------------------
Agreement and the Closing Date, Sellers shall as necessary or appropriate update the Disclosure Letter and give notice to Buyer promptly upon becoming aware of
(i) any inaccuracy of a representation or warranty set forth in Section 4 hereof or in the Disclosure Letter, or (ii) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation and warranty to be inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

      7. Covenants of Buyer.
         ------------------

      7.1 Restrictions on Buyer Purchasing Competitive Companies. Through April
          ------------------------------------------------------
10, 1998, Buyer shall not establish, purchase or otherwise acquire, directly or indirectly, a stenography-based court reporting service (the "Reporting Service"), or a controlling interest in a Reporting Service, located in, or which has an Affiliate located in, the Restricted Area. As used herein, "Restricted Area" means the five boroughs of New York City; Westchester, Rockland, Putnam, Nassau and Suffolk Counties in New York; and Passaic, Union, Sussex, Warren, Essex, Bergen and Morris Counties in New Jersey. Notwithstanding the foregoing, through April 10, 1998, within the Restricted Area (i) Buyer or an Affiliate of Buyer (the "Acquiring Entity") may purchase the stenography-based New York Reporting Service for which Buyer is currently negotiating (the "Target Reporting Service"), provided that (A) prior to the execution of this Agreement, the name of the Target Reporting Service is disclosed and is acceptable to the Sellers, (B) the Acquiring Entity shall not solicit the personnel of the Companies for employment or the law firms that have been clients of the Companies at any time through December 31, 1997 as prospective clients, (C) if the annual gross revenues of the Target Reporting Service ("Target Gross Revenues") following the acquisition by the Acquiring Entity (the "Acquisition") on an annualized basis for the period commencing on January 1, 1997 and ending December 31, 1997 (the "Measuring Period") exceeds Target Gross Revenues for the fiscal year ending on the last day of the month prior to the Acquisition ("Base Target Gross Revenues") by more than 25%, then the excess of the highest amount of Target Gross Revenues for the Measuring Period over 125% of Base Target Gross Revenues shall be added to Gross Revenues of the Companies for the purposes of calculating the Contingent Payments; (ii) if Sellers introduce Buyer to a Reporting Service as a prospective acquisition, and Buyer and the Sellers agree upon the terms of compensation for such introduction, Buyer may acquire such Reporting Service; and (iii) Buyer may acquire any electronic-based court reporting service.

      7.2 Restricted Payments. Buyer agrees that until the Obligations are paid
          -------------------
in full, that it will not, or will not permit the Companies to:

           (i) Declare dividends or make any other distributions in respect of the Shares or any shares of its capital stock;

           (ii) Redeem, purchase or otherwise acquire any shares of its capital stock;

           (iii) Guarantee, directly or indirectly, any obligations of Buyer or the Affiliates of the Companies;

           (iv) Make any advances or similar payments to Affiliates;

           (v) Assign or otherwise encumber the revenues of the Companies; or

           (vi) Pay remuneration to all officers and directors in an amount in excess of $200,000 in the aggregate, excepting herefrom remuneration paid to Sellers.

      7.3 Accounts Receivable and Work In Process. Buyer agrees to use its best
          ---------------------------------------
efforts to collect the Accounts Receivable. No Account Receivable shall be written-off, settled or compromised without the written consent of Sellers and Buyer.

      7.4 Access. Following the Closing and until such time as the Obligations
          ------
have been paid in full, Buyer will allow Sellers and their representatives reasonable access to the books, records and properties of the Companies and furnish such information concerning Buyer as Sellers reasonably may request.

      7.5 Taxes. The Companies shall notify Sellers of any correspondence or
          -----
other communication received by a taxing authority with respect to any period ending on or before the Closing. Buyer agrees not to file any amended tax return for any taxable year ending on or before December 31, 1996 without the prior written consent of Sellers. Buyer shall reimburse Sellers for any after-tax benefit the Companies may realize from any net operating loss of the Companies for the period 1/1/97 to Closing.

      7.6. Confidentiality. Prior to the Closing Date, Buyer shall maintain the
           ---------------
confidentiality of all confidential information furnished to it by Sellers concerning the Companies and shall not disclose such information to others, or use any such information for any purpose, except in furtherance of the transactions contemplated by this Agreement and except as such information may be required to be disclosed by subpoena or other court order or upon advice of counsel that such disclosure is required by law or is necessary in connection with the prosecution or defense of any judicial proceeding or any application to, or proceeding before, any governmental body. As used herein, "confidential information" does not include that (i) which was in the public domain prior to receipt from Sellers, or (ii) which Buyer can demonstrate was in its possession prior to receipt, or (iii) which subsequently becomes known to Buyer from third parties not subject to any restriction on disclosure, or

      (iv) which subsequently comes into the public domain through no fault of Buyer, or (v) which was specifically approved for disclosure by written consent of Sellers.

      7.7 Reimbursement of Fees. Buyer will cause Doyle to reimburse Sellers for
          ---------------------
expenses incurred by Sellers on Doyle's behalf, the sum of $2,000 each immediately after the Closing.

      8. Conditions Precedent to Obligations of Buyer. The obligations of Buyer
         --------------------------------------------
under this Agreement are subject to the satisfaction at or prior to Closing of each of the following conditions (which may be waived by Buyer):

      8.1 Representations and Warranties Correct. The representations and
          --------------------------------------
warranties made by Sellers in this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were restated and made at and as of the Closing Date, and Sellers and shall have furnished Buyer with a certificate to that effect.

      8.2 Compliance with Obligations. All of the terms, covenants and
          ---------------------------
conditions of this Agreement required to be complied with by Sellers at or prior to the Closing, in connection with the sale of the Shares contemplated hereby, shall have been duly complied with and Sellers shall have furnished Buyer with a certificate to that effect and such other evidence of compliance as Buyer may reasonably request.

      8.3 No Action or Litigation. There shall be no order of any court or
          -----------------------
governmental body restraining or prohibiting the transactions contemplated by this Agreement, nor shall any litigation or other proceeding be pending or threatened against the Companies, the Sellers or Buyer seeking to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement or to obtain substantial damages in respect thereof.

      8.4 Third Party Consents. Sellers shall have obtained all consents and
          --------------------
assignments, if any, required for the consummation of the transactions contemplated by this Agreement.

      9. Conditions Precedent to Obligations of Sellers. The obligations of
         ----------------------------------------------
Sellers under this Agreement are subject to the satisfaction at or prior to Closing of each of the following conditions (which may be waived by Sellers):

      9.1 Representations and Warranties Correct. The warranties and
          --------------------------------------
representations made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date, as though such warranties and representations were restated and made as and at the Closing Date, and Buyer shall have furnished

Sellers with a certificate executed by its Chief Executive Officer to that effect.

      9.2 Compliance With Obligations. All of the terms, covenants and
          ---------------------------
conditions of this Agreement required to be complied with by Buyer at or prior to Closing shall have been duly complied with and Buyer shall have furnished Sellers with a certificate executed by its Chief Executive Officer to that effect and such other evidence of compliance as Sellers may reasonably request.

      9.3 Appointment of Sellers as Directors of Buyer. Buyer shall have
          ----------------------------------------------
appointed each of the Sellers as a director of the Buyer, and shall have entered into the Indemnity Agreements.

      9.4 Employment Agreements. Buyer shall have entered into the employment
          ---------------------
agreements with each of the Sellers, substantially in the forms annexed hereto as Exhibit D-l and D-2, respectively (the "Employment Agreements"), pursuant to which Buyer will employ the Sellers for a period of fifteen months, unless terminated earlier by one or both of the Sellers upon the first anniversary hereof (the "Term"), commencing on the Closing Date. During the Term, the Sellers shall each devote an average of 32 hours per week to the affairs of the Companies, provided that in no event will they be required, in the aggregate, to be at Buyer's or the Companies' offices for more than four days per week, with maximum hours (unless otherwise agreed to by Sellers) of 10:15 a.m. to 3:15 p.m. per day (hereinafter referred to as "Full-Time Employment"). Notwithstanding the above, to the extent feasible, the Sellers may perform executive services on behalf of the Companies from their home, provided one of the two of them is available to be at the Companies' offices during the period set forth above. Each of the Sellers shall receive $10,000 per month during the Term as compensation for his services, to be paid pursuant to the general payroll practices of the Buyer, but no less than monthly. The Sellers shall be entitled to six weeks of paid vacation per 12 month period, all standard holidays observed by the Buyer or the Company and all sick leave and personal time pursuant to the Buyer's policy. The Sellers shall also be entitled to full benefits under a medical/health insurance plan of Buyer for the Term and for a period of one year following the Term, which plan shall be comparable to the plan currently provided the Sellers by the Companies. In the event Buyer or the Companies are unable to include the Sellers in their medical/health insurance plans, both the Buyer and the Companies jointly and severally agree to reimburse the Sellers an amount equal to that which would have been paid by the Buyer or Companies if the Sellers were able to be included.

      10. Indemnification
          ---------------

      10.1 Obligation of Sellers to Indemnify. Sellers hereby agree, jointly and
           ----------------------------------
severally, to indemnify, defend and hold harmless Buyer and its successors and assigns from and against the after-tax cost of any and all claims, damages, losses, liabilities, deficiencies, actions, suits, proceedings, costs or legal expenses (the after-tax cost of all such items being hereinafter referred to individually as a "Loss", and collectively, as "Losses") arising out of or resulting from: (i) any breach of a representation, warranty or covenant by Sellers contained in this Agreement, as the same may be qualified by the Disclosure Letter, Section 4.6 hereof, or other documents delivered to Buyer and referred to herein (the "Collateral Documents"); or (ii) events occurring in the course of or relating to the business of the Companies prior to Closing (a "Third Party Claim") which are not disclosed in this Agreement (including the Disclosure Letter) and the Collateral Documents or of which Buyer otherwise did not have actual knowledge prior to Closing; or (iii) a liability finally determined for Federal, state, local or foreign taxes that relates to periods up to and including the Closing Date (a "Tax Claim") to the extent that such taxes were not paid prior to the Closing Date or were not reflected on the Balance Sheets, or (iv) any and all costs and expenses (including reasonable attorneys fees) related to the foregoing.

      10.2 Obligation of Buyer to Indemnify. Buyer hereby agrees to indemnify,
           --------------------------------
defend and hold harmless the Sellers from and against after-tax costs: (i) any and all Losses resulting from any breach of a representation, warranty or covenant of Buyer contained in this Agreement, as the same may be qualified by the Disclosure Letter or the Collateral Documents; (ii) any and all Losses suffered by Sellers arising out of or relating to the conduct of the business of the Companies after the Closing and (iii) any claims brought against Sellers as directors of the Companies and/or Buyer with respect to their activities as such after Closing, except for gross negligence or willful misconduct.

      10.3 Notice of Claim. If any party (the "Indemnitee") receives written
           ---------------
notice of the commencement of any legal action, suit or proceeding with respect to which any other party or parties is or may be obligated to provide indemnification (the "Indemnitor") pursuant to Sections 10.1 or 10.2 of this Agreement, the Indemnitee shall, within thirty (30) days of the receipt of such written notice, give the Indemnitor written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall constitute a waiver by the Indemnitee of its right to indemnity hereunder with respect to such action, suit or proceeding.

      10.4 Defense of Claims. Except as otherwise provided in Section 4.10
           -----------------
hereof, upon receipt by an Indemnitor of a Claim Notice from an Indemnitee with respect to any claim for indemnification which is based upon a Third Party Claim or a Tax Claim, such Indemnitor, either alone or together with any other Indemnitor similarly notified, may assume the defense of the Third Party Claim or Tax Claim with counsel of its or their own choosing. The Indemnitee(s) shall cooperate in the defense of the Third Party Claim or Tax Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Indemnitee(s) shall have the right to employ its or their own counsel in any such action, but the fees and expenses shall be at the expense of the Indemnitee unless the Indemnitor(s) shall not have promptly employed counsel to assume the defense of the Third Party Claim or Tax Claim, in which event such fees and expenses shall be borne by the Indemnitor(s). The Indemnitor(s) shall have the right, in its or their sole discretion, to satisfy or settle any Third Party Claim or Tax Claim for which indemnification has been sought and is available hereunder. If the Indemnitor(s) shall fail with reasonable promptness either to defend such Third Party Claim or Tax Claim or to satisfy or settle the same, the Indemnitee(s) may defend, satisfy or settle the Third Party Claim or Tax Claim at the expense of the Indemnitor(s) and the Indemnitor(s) shall pay to the Indemnitee(s) the amount of any such Loss within ten (10) days after written demand therefor.

      10.5 Determination of After-Tax Cost. The after-tax cost of any Losses
           -------------------------------
indemnifiable under this Section 10 shall initially be determined by accountants (the "Indemnitee's Accountants") selected by the Indemnitee(s), after giving effect to the effective tax rate of the Indemnitee(s) and the actual marginal tax benefit realized by the Indemnitee(s) by reason of any such Losses, and notice shall be given to the Indemnitor(s) setting forth the amount of the after-tax cost so determined and the basis for such determination (the "After-Tax Notice"). The determination of after-tax cost set forth in the After-Tax Notice shall be binding absent a showing of manifest error or fraud.

      10.6 Certain Limitations on Indemnification Obligations of Sellers. The
           -------------------------------------------------------------
indemnification obligations of Sellers under Section 10.1 hereof and Buyer under
Section 10.2 hereof: (i) shall terminate on the second anniversary of the Closing Date, except with respect to any Tax Claim, as to which Sellers' obligation to indemnify shall survive until the end of the applicable statute of limitations (the parties approval being required in order to extend such statute); (ii) shall not apply to the first $25,000, in the aggregate, of Losses, except for a breach of the representations and warranties of Sellers set forth in Section 4 hereof as to which Sellers liability to indemnify Buyer shall apply to all Losses, beginning with the first dollar in Losses; (iii) shall not apply to any Loss disclosed in writing to Buyer prior to Closing; (iv) shall not in the aggregate exceed amounts paid to Sellers for the purchase of the Shares pursuant to this Agreement; (v) shall not apply to any Loss to the extent covered by insurance maintained by the Companies; and (vi) shall not relate to Losses arising by reason of the breach of any representation or warranty by Sellers of which Buyer had actual knowledge prior to the Closing.

      11. Adjustment to Purchase Price. (a) The Base Purchase Price shall be
          ----------------------------
increased by the excess of the cash on hand at Closing and the amount of cash reflected on the Signing Date Asset Schedule, but in no event more than the excess, if any, of the Companies' working capital at Closing and the amount reflected on the Signing Date Asset Schedule or decreased by any excess of the Companies' working capital reflected on the Signing Date Asset Schedule at Closing and the amount thereof at Closing.

      (b) Within forty-five (45) days after Closing, the Sellers' and Buyers' accountant shall complete a Post Closing Review of the Companies' working capital as at Closing. In connection therewith, prepaid expenses (i.e. rent) shall be allocated based on the number of days the parties owned the Shares in such relevant period. The Purchase Price shall be increased or decreased to reflect the difference between the estimated working capital at the Effective Time and the amount of working capital determined pursuant to the aforementioned review.

      12. Termination.
          -----------

      12.1 Conditions. This Agreement may be terminated at any time on or prior
           ----------
to the Closing Date:

      (a) by mutual consent of the Sellers and Buyer;

      (b) By Buyer, in the event of a Seller's Breach. As used herein, a "Seller's Breach means (i) a material misrepresentation or breach on the part of the Sellers with respect to any representations or warranties of the Sellers set forth herein, or (ii) any material failure on the part of the Sellers to comply with any of their obligations or to perform any of their covenants hereunder, or
(iii) any of the conditions set forth in Section 8 hereof shall not have been fulfilled in any material respect by the Closing Date and the fulfillment thereof shall not have been waived by Buyer.

      (c) By the Sellers, in the event of a Buyer's Breach. As used herein, a "Buyer's Breach" means (i) a material misrepresentation or breach on the part of the Buyer with respect to any misrepresentations or warranties of the Buyer set forth herein, or (ii) any material failure on the part of the Buyer to comply with any of its obligations or to perform any of its covenants hereunder, or (iii) any of the conditions set forth in Section 9 hereof shall not have been fulfilled in any material respect by the date scheduled for the Closing in Section 3 hereof and the fulfillment thereof shall not have been waived by Sellers.

      (d) By Buyer or Sellers, by notice to the other at any time after the date scheduled for Closing in accordance with Section 3 hereof.

      12.2 Termination Date.
           ----------------

      A termination pursuant to Sections 12.1 (b) or (c) shall be effective immediately upon delivery, by the party or parties having the right to terminate, of a notice of termination to the other party or parties.

      12.3 No Liability.
           ------------

      In the event of a termination of this Agreement as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either the Sellers or Buyer, except: (i) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which event the parties shall have all their remedies at law or in equity; and (ii) as set forth in Section 20 hereof.

      13. Survival.  The representations, warranties, covenants and agreements
          --------
of the parties set forth in this Agreement shall survive the Closing until the second anniversary of the Closing Date, provided however, that representations, warranties, covenants and agreements with respect to Federal, state, local and foreign tax issues shall survive the Closing until the expiration of the applicable statute of limitation for all filings for the periods up to and including December 31, 1996.

14. Notices.
    --------

      14.1 How and When Given. All notices, requests, demands and other
           ------------------
communications which are required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given upon receipt if personally delivered, faxed or mailed by certified mail, return receipt requested, addressed to the party to be notified at the address hereafter set forth for such party or to such other address as such party may hereafter designate in writing:

           (i) If to Sellers:

           Charles Shapiro, 6 Croton Lake Road Croton-On-Hudson, New York 10520,
           Fax: (914) 271-5255

           Walter Shapiro P.O. Box 67 Stanfordville, New York, 12581, Fax:

           with a copy to:

           Jack Becker, Esq. Snow Becker Krauss P.C. 605 Third Avenue 25th Floor New York, New York 10158-0125 Fax: (212) 949-7052

           (ii) If to Buyer:

           ALR Reporting, Inc. 901 Dulaney Valley Road, Suite 400 Towson, Maryland 21204 Attention: Douglas Colkitt, M.D. Fax: (410) 823-6017

           with a copy to:

           Iles Cooper, Esq. 10 Westwood Road Pottsville, Pennsylvania 17901
           Fax: (717) 622-5033

      14.2 Escrow Notices. (a) In the event the Escrow Agent receives notice
           --------------
from Buyer that the Obligations have been paid in full, then the Escrow Agent shall deliver a copy of the notice to Sellers. Unless the Escrow Agent has received a written objection to Buyer's demand from one or both of the Sellers within ten (10) business days after the Escrow Agent's delivery of a copy of Buyer's notice to Sellers, the Escrow Agent shall deliver to Buyer all of the Shares fifteen (15) business days after the Escrow Agent's delivery of a copy of Buyer's notice to Sellers. If the Escrow Agent receives a written objection from one or both of Sellers as provided above, Escrow Agent shall not consider there to be for purposes of Section 3 (a' above, acceptable evidence that the Obligation has been paid.

      (b) In the event the Escrow Agent receives notice from Sellers that Buyer has defaulted in the payment of the Obligations, then the Escrow Agent shall deliver a copy of the notice to Buyer. Unless the Escrow Agent has received a written objection to Sellers' demand from Buyer within ten (10) business days after the Escrow Agent's delivery of a copy of Sellers' notice to Buyer, the Escrow Agent shall deliver to Sellers all or a portion of the Shares fifteen
(15) business days after the Escrow Agent's delivery of a copy of Sellers' notice to Buyer. If the Escrow Agent receives a written objection from Buyer as provided above, Escrow Agent shall not consider there to be for purposes of
Section 3(a) above, acceptable evidence that Buyer has defaulted in the payment of the Obligations.

      (c) Costs of the Escrow Agent shall be borne equally by the Buyer and Sellers.

      15. Binding Effect; Benefits.  This Agreement shall inure to the benefit
          ------------------------
of, and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns, and no other person shall acquire or have any other rights under this Agreement or by virtue of this Agreement.

      16. Assignment.  Neither this Agreement nor any right, remedy, obligation
          ----------
or liability arising hereunder or by reason hereof shall be assignable by Sellers or Buyer without the prior written consent of the other, except that Buyer, by an amendment to this Agreement, may assign all of its rights hereunder to an entity all of the equity interests of which are owned by Buyer, provided that entity assumes all of the obligations of Buyer hereunder and Buyer guarantees the payment and performance of all of those obligations.

      17. No Brokerage.  Except for certain conversations disclosed to Sellers
          ------------
and their counsel, the Buyer represents and warrants that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. To the extent Sellers or the Companies have dealt with brokers in connection herewith, the Sellers shall bear the Brokerage Commission. Insofar as any claims for brokerage commission or finder's fees may be alleged to be based on any arrangements or agreements made by, or on behalf of a party, such party agrees to indemnify and hold the other harmless against all liability, damage or expense, including reasonable attorneys' fees and expenses, arising therefrom.

      18. Governing Law.  This Agreement shall in all respects be governed by,
          -------------
construed under and enforced in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State.

      19. Designation of Forum in the Event of Litigation. Sellers and Buyer
          -----------------------------------------------
agree that any legal action or proceedings with respect to, or arising out of, the negotiation, execution, performance or breach of, or the rights and privileges provided by, or responsibilities and obligations under, this Agreement must be brought in either the Supreme Court of the State of New York for the County of New York or the United States District Court for the Southern District of New York and in no other jurisdiction. By execution and delivery of this Agreement, each of the Sellers and Buyer accept and submit to the jurisdiction of such courts in any such legal action or proceeding and irrevocably consent to service of process in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each of the parties at its address for notices as specified herein, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law. The parties hereby agree to be bound by the determination of the aforesaid courts and hereby waive any right which they may have to relitigate issues determined by the aforesaid courts or to raise new issues not raised by it in the aforesaid courts.

      20. Expenses. Each of the parties shall pay its or his own legal,
          --------
accounting and other expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, whether or not said transactions are consummated.

      21. Severability.  If any term, covenant or condition of this Agreement or
          ------------
the application thereof to any party or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      22. Waiver.  Any waiver by any party of a breach provisions of this
          ------
Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      23. Headings.  The headings in this Agreement are for convenience only and
          --------
shall not affect the construction of this Agreement.

      24. Entire Agreement; Modification.  This Agreement constitutes the entire
          ------------------------------
understanding between the parties with respect to its subject matter. It supersedes and cancels all prior agreements and understandings among the parties relating to its subject matter. This Agreement may not be amended or supplemented, except by subsequent written agreement of the parties which specifically states that it is intended to be an amendment or supplement to this Agreement, signed by the parties hereto. No course of dealing or custom shall be referred to as modifying any of the terms and conditions of this Agreement.

      25. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this 8th day of January, 1997.


                                           /s/ Charles Shapiro
                                         ---------------------------------
                                               Charles Shapiro

                                           /s/ Walter Shapiro
                                         ---------------------------------
                                               Walter Shapiro



                                         ALR REPORTING, INC.


                                         By: /s/ Douglas Colkitt
                                            ------------------------------
                                         Douglas Colkitt, M.D.
                                         Chairman and
                                              Chief Executive Officer

INDEMNIFICATION
---------------

In order to induce the Buyer to execute this Stock Purchase Agreement, the undersigned,the spouses of Sellers, agree in the event (i) of their respective spouse's death prior to the time a Loss occurs with respect to a Tax Claim, as defined in Section 10.1 hereof or (ii) their respective spouse has transferred assets to her (in her individual name or jointly with the transferor) after the date hereof and prior to death, to indemnify and hold Buyer harmless with respect to fifty percent (50%) of any Tax Claim, to the extent provided and in accordance with the terms of Section 10 hereof, provided, however, that (X) any
                                                --------  -------
payment made by Sellers and the other signatory below under Section 10 shall be deemed a payment made by the undersigned and (Y) in the event this indemnification results from (ii) above, an amount not in excess of the amount transferred.

                                           /s/ Kathleen C. Shapiro
                                         ---------------------------------


                                           /s/ Deanna Shapiro
                                         ---------------------------------

                               DISCLOSURE LETTER

1. A Sales/Use Tax Audit for the years 1990/1995 is in process. An assessment in the approximate amount of $17,500 was made and paid. Awaiting final interest calculation from New York State.

2. The Labor Contract with Federation of Shorthand Reporters has technically expired. No representation is made with respect to the terms and conditions of any new or extended contract.

3. As at the Effective Time, the Companies have placed for collection with their attorneys approximately $113,600.